Exhibit 99.1

7000 Cardinal Place Dublin,OH 43017 www.cardinalhealth.com	FOR IMMEDIATE RELEASE

Cardinal Health		Enturia

Media:	Troy Kirkpatrick	Media:	Sonya Butler
	(614) 757-6225		(913) 345-3515
	troy.kirkpatrick@cardinalhealth.com		sbutler@enturia.com

Investors:	Jon Lyons
(614) 757-3996
jon.lyons@cardinalhealth.com

CARDINAL HEALTH AGREES TO ACQUIRE

CHLORAPREP® MANUFACTURER FOR $490 MILLION

Expands Offerings to Help Hospitals Prevent Infections

DUBLIN, Ohio, March 4, 2008 — Cardinal Health, a global provider of products and services that improve the safety and productivity of health care, today announced a definitive agreement to acquire the assets of privately held Enturia Inc. for $490 million. The cash transaction includes Enturia’s leading line of infection prevention products sold under the ChloraPrep® brand name and is expected to close within 60 days, subject to customary regulatory approvals and other conditions.

ChloraPrep® brand products are used widely in U.S. hospitals and surgery centers to disinfect the skin before surgical and vascular procedures to help prevent blood stream and surgical site infections, two of the most common types of health care-associated infections (HAIs) among patients.

The acquisition will complement Cardinal Health’s infection prevention offerings by adding a differentiated and proven product line to the company’s Medical Products and Technologies segment. Numerous organizations that focus on improving hospital safety have cited the active ingredient in ChloraPrep® products as the clinically preferred antiseptic for preoperative skin preparation.

Today, Cardinal Health’s infection prevention offerings range from MedMined™ electronic infection surveillance services that track and help manage hospital HAI rates, to medical products and surgical apparel that help providers lower infection rates. Cardinal Health plans to accelerate sales of ChloraPrep® products to both hospital and alternate-care customers through its U.S. and international sales networks. Enturia’s rich product pipeline is expected to help expand the base of applications for ChloraPrep® products.

“ChloraPrep® products bring a new capability and platform to our infection prevention line-up,” said R. Kerry Clark, chairman and CEO of Cardinal Health. “The technology is well aligned with our mission to improve patient safety. This is another good example of a tuck-in acquisition that complements our Clinical and Medical Products sector and advances our strategy to help health care providers reduce HAIs and the burden they cause to the quality and cost of care.”

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Cardinal Health Agrees to Acquire ChloraPrep® Manufacturer

Enturia (www.enturia.com) was founded as Medi-Flex Hospital Products in 1985. Over the past two years, the company’s revenue has grown more than 70 percent to approximately $140 million in 2007. The company has about 600 employees in Kansas, Texas and the United Kingdom.

“We are very excited to join Cardinal Health, one of the world’s premier health care companies, and a company that shares our vision to prevent infections in hospitals around the world,” said Joe Brandmeyer, chairman and founder of Enturia. “Cardinal Health has the domestic and global infrastructure to help ChloraPrep® products achieve their market potential and the financial strength to invest in continued innovation. There is also a strong cultural fit between our management teams with a shared goal of reducing infections for patients and health care providers everywhere.”

The acquisition is expected to be slightly dilutive to Cardinal Health’s earnings for the remainder of fiscal year 2008 and accretive each year thereafter. The company’s outlook for non-GAAP diluted earnings per share (EPS) from continuing operations1 for fiscal 2008, including the impact of the acquisition, remains unchanged at $3.75 to $3.85. Consistent with Cardinal Health’s approach to acquisitions, Enturia is expected to generate positive economic profit and returns above its cost of capital within the third fiscal year after the purchase.

Separately, and as part of the company’s ongoing strategy to optimize its portfolio of products and services, Cardinal Health has decided to pursue the sale of several smaller, non-core offerings within its Medical Products and Technologies segment. Details will be announced as there are significant developments in these transactions.

Impact of Health Care-Associated Infections

According to the U.S. Centers for Disease Control and Prevention (CDC), one in 20 patients, or nearly 2 million people per year acquire an HAI, which results in nearly 100,000 deaths. Catheter-related bloodstream infections (BSIs) represent 19 percent of HAIs and surgical site infections (SSIs) represent 23 percent.

A recent cost estimate puts the economic impact of HAIs at more than $17 billion a year in the United States alone.2 As of October 2008, the U.S. Centers for Medicare and Medicaid Services will no longer reimburse hospitals for the added cost of treating certain HAIs, placing an increased economic burden on hospitals.

How ChloraPrep® Products Work

ChloraPrep® products are cleared by the Food and Drug Administration and use a clinically preferred concentration of chlorhexidine gluconate (CHG) and isopropyl alcohol delivered through proprietary, disposable applicators. The products penetrate the first five cell layers of the skin, which helps reduce skin-dwelling microorganisms that cause infections. The applicator design eliminates direct hand-to-patient contact, helping prevent cross contamination.

The solution in ChloraPrep® products is clinically proven to be effective for at least 48 hours against some of the most costly and difficult-to-treat microorganisms including Methicillin-resistant Staphylococcus aureus (MRSA), Vancomycin-resistant Enterococci (VRE), Clostridium difficile, Acineobacter, Gram-positive and Gram-negative bacteria and most viruses and fungi.

CHG is recommended by more than a dozen agencies and organizations including the CDC, the Institute for Healthcare Improvement, the National Institutes of Health, the American Association of Critical Care Nurses and the American Academy of Pediatrics. Numerous evidence-based guidelines and more than 30 clinical studies support the use of CHG-based formulations for patient skin preparation.

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Cardinal Health Agrees to Acquire ChloraPrep® Manufacturer

About Cardinal Health

Headquartered in Dublin, Ohio, Cardinal Health, Inc. (NYSE: CAH) is an $87 billion, global company serving the health-care industry with products and services that help hospitals, physician offices and pharmacies reduce costs, improve safety, productivity and profitability, and deliver better care to patients. With a focus on making supply chains more efficient, reducing health care-associated infections and breaking the cycle of harmful medication errors, Cardinal Health develops market-leading technologies, including Alaris® IV pumps, Pyxis® automated dispensing systems, MedMined™ electronic infection surveillance service, VIASYS® respiratory care products and the CareFusion™ patient identification system. The company also manufactures medical and surgical products and is one of the largest distributors of pharmaceuticals and medical supplies worldwide. Ranked No. 19 on the Fortune 500, Cardinal Health employs more than 40,000 people on five continents. More information about the company may be found at www.cardinalhealth.com

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[1]

Non-GAAP diluted EPS from continuing operations: earnings from continuing operations, excluding special items and impairment charges and other, both net of tax, divided by diluted weighted average shares outstanding.

[2]	Bhutta A, Gilliam C, Honeycutt M, et. al. Reduction of bloodstream infections associated with catheters in paediatric intensive care unit: stepwise approach. BMJ. 334 2007:362-365.

Non-GAAP Financial Measures

The Company presents non-GAAP earnings from continuing operations (and presentations derived from this financial measure, including per share calculations) on a forward-looking basis. The most directly comparable forward-looking GAAP measure is earnings from continuing operations. The Company is unable to provide a quantitative reconciliation of this forward-looking non-GAAP measure to the most directly comparable forward-looking GAAP measure because the Company cannot reliably forecast special items and impairment charges and other, which are difficult to predict and estimate. Please note that the unavailable reconciling items could significantly impact the Company’s future financial results.

Cautions Concerning Forward-Looking Statements

This news release contains forward-looking statements addressing expectations, prospects, estimates and other matters that are dependent upon future events or developments. These expectations, prospects, estimates and other matters are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. The most significant of these uncertainties are described in Cardinal Health’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports) and exhibits to those reports, and include (but are not limited to) the following: successful completion of the proposed acquisition on a timely basis; the impact of regulatory reviews on the proposed transaction; the ability to achieve synergies following completion of the proposed acquisition; competitive pressures in Cardinal Health’s various lines of business; the loss of one or more key customer or supplier relationships or changes to the terms of those relationships; uncertainties relating to timing of generic introductions and the frequency or rate of branded pharmaceutical price appreciation or generic pharmaceutical price deflation; changes in the distribution patterns or reimbursement rates for health-care products and/or services; the results, consequences, effects or timing of any inquiry or investigation by any regulatory authority or any legal and administrative proceedings; future actions of regulatory bodies or government authorities relating to Cardinal Health’s manufacturing or sale of products and other costs or claims that could arise from its manufacturing, compounding or repackaging operations or from its other services; the costs, difficulties and uncertainties related to the integration of acquired businesses; and general economic and market conditions. This news release reflects management’s views as of March 4, 2008. Except to the extent required by applicable law, Cardinal Health undertakes no obligation to update or revise any forward-looking statement.